AMENDMENT TO
AMENDED AND RESTATED
DISTRIBUTION SERVICES AGREEMENT

This Amendment (the “Amendment”) to the Amended and Restated Distribution Agreement (the “Distribution Agreement”) dated as of November 17, 2010 by and between Teucrium Trading, LLC (the “Sponsor”), Teucrium Commodity Trust (the “Trust”) and Foreside Fund Services, LLC (“Foreside”) is entered into as of May 25, 2011 (the “Effective Date”).

WHEREAS, the Sponsor, the Trust and Foreside desire to amend the Distribution Agreement to reflect the addition of new funds;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Exhibit A to the Distribution Agreement is hereby deleted and replaced in its entirety as provided on Schedule 1 hereto.

2.           Exhibit B to the Distribution Agreement is hereby deleted and replaced in its entirety as provided on Schedule 2 hereto.

3.           Except as expressly amended hereby, all of the provisions of the Distribution Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.           This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

FORESIDE FUND SERVICES, LLC		TEUCRIUM TRADING, LLC

By:	/s/ Mark Fairbanks	By:	/s/ Dale Riker
Name:	Mark Fairbanks	Name:	Dale Riker
Title:	President	Title:	Secretary / Treasurer

TEUCRIUM COMMODITY TRUST

By:	/s/ Dale Riker
Name:	Dale Riker
Title:	Secretary / Treasurer